SeaChange Q1 FY ‘08 Earnings/1

Exhibit 99.1

NEWS RELEASE

For more information:
	Media Relations: Jim Sheehan 978/897-0100 x3064 jim.sheehan@schange.com	Investor Relations: Martha Schaefer 978/897-0100 x3030 martha.schaefer@schange.com

SeaChange International Announces First Quarter Fiscal 2008 Results

•	17% year-over-year revenue increase
•	Targeting second half profitability
•	Comcast renews software subscription for 2007

ACTON, Mass. (June 6, 2007) – SeaChange International, Inc. (Nasdaq: SEAC), a leading provider of software and hardware solutions for video-on-demand television, today announced financial results for its fiscal 2008 first quarter ended April 30, 2007. Total revenues for the quarter were $38.8 million, a 17% increase compared to total revenues of $33.2 million for the first quarter of fiscal 2007. Net loss for the first quarter was $3.7 million, or $0.12 per share, compared with a net loss of $4.4 million, or $0.15 per share, for the same period last year. This year’s first quarter net loss included $1.1 million of income tax expense in connection with the taxable gain on the transfer of assets from the On Demand Group’s (ODG) UK operation to its previously announced German joint venture with Tele Munchen Gruppe, a leading German video content provider. Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization and stock-based compensation expense) in the first quarter of fiscal 2008 was $916,000 compared to a loss of $1.9 million in the first quarter of last year. (See note 1 below)

The Company ended the first quarter of fiscal 2008 with cash, cash equivalents and marketable securities of $57.9 million and no debt compared with $55.3 million and no debt at the end of the fourth quarter of fiscal 2007. Included in the Company’s generation of cash during the quarter was a $5.7 million increase in cash deposits from customers, resulting mainly from a prepayment by Comcast Corp. in connection with its calendar 2007 software subscription renewal during the first quarter.

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SeaChange Q1 FY ‘08 Earnings/2

Total revenues in the first quarter of fiscal 2008 from the Company’s Broadband segment, which includes Video-on-Demand (VOD) and Advertising Insertion hardware and software, were $19.0 million, an increase of $2.7 million or 17% over comparable revenue in the first quarter of fiscal 2007. Year-over-year revenue growth in the first quarter was driven by $6.4 million of VOD software subscription revenue principally tied to Comcast’s renewal of its software subscription program. Last year’s first quarter had no software subscription revenue. In addition, $1.7 million of higher Advertising Insertion revenue in this year’s first quarter compared to the first quarter of last year was offset by a $5.6 million year over year reduction in VOD systems revenue. The reduction in VOD systems revenue resulted in part from $2.9 million of systems shipped in the first quarter for which revenue was deferred at April 30, 2007, as compared to no deferred VOD systems revenue in last year’s first quarter. The remaining reduction in VOD systems revenue from last year’s first quarter stemmed from lower systems shipments primarily to US domestic service providers.

Total Services segment revenue for the first quarter of fiscal 2008 was $17.9 million, which was $2.7 million or 18% higher than comparable revenue from last year’s first quarter. Year-over-year revenue growth reflected significantly higher revenue from ODG in connection with VOD-related services provided to customers in the UK and Brazil as well as higher VOD-related services revenue tied to the Company’s year-over-year increase in its installed base of VOD systems.

“While our overall revenue level for the first quarter was less than satisfactory, there were several top-line highlights,” commented Bill Styslinger, President and CEO of SeaChange International. “As mentioned previously, Comcast renewed its software subscription service for 2007 after initiating this service in July 2006, cementing the Company’s prime position for its suite of VOD software in Comcast’s vast network. In addition, this quarter we also signed a multi-million dollar follow-on contract for custom software development with Comcast, providing further evidence of the success of our software-focused strategy. We continue to be in active discussions with four large North American service providers for VOD master purchase agreements that will include software subscriptions.”

Styslinger also noted, “We were pleased to finalize in the first quarter ODG’s joint venture with Tele Munchen Gruppe that will provide English and German speaking content as part of a pay-per-view and ultimately VOD service for German service providers. The joint venture currently has contracts with two German cable companies and we expect more to come. With this joint venture, ODG is emulating the success of its Film Flex holding in the UK. Now with the business model gaining traction, ODG is well positioned to launch similar ventures in other parts of Europe and South America.”

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SeaChange Q1 FY ‘08 Earnings/3

Styslinger continued, “Based on our first quarter revenue performance, we believe it is unlikely that our previous guidance of first half fiscal 2008 revenue exceeding revenue for the second half of fiscal 2007 will be achieved. Nonetheless, we believe second quarter revenue will exceed revenue generated in the first quarter. We continue to target profitability for the second half of fiscal 2008 with revenues expected to be higher than in the first half. In addition, the Company is currently undertaking a review of its operations to streamline costs in order to hasten the achievement of second half profitability.”

The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. EDT, which will be available live and archived at www.schange.com/IR/.

About SeaChange International

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. Its powerful server and software systems enable television operators to provide new On Demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster® technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Acton, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

(1) Adjusted EBITDA is a non-GAAP number that the Company defines as net income excluding interest, taxes, depreciation, amortization and stock-based compensation expenses. A reconciliation of Adjusted EBITDA to net income for these periods is contained in the financial schedules that accompany this release. Adjusted EBITDA is an important measurement used by management to measure the cash generated from or used for operations, excluding the operating cash requirements of interest and income taxes. The Company believes that inclusion of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in any future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the

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SeaChange Q1 FY ‘08 Earnings/4

Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; the performance of companies in which the Company has made equity investments, including Casa Systems; the ability of the Company to integrate businesses acquired by the Company; changes in the regulatory environment; and the Company’s ability to hire and retain highly skilled employees.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 16, 2007. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

# # #

* SeaChange and MediaCluster are registered trademarks of SeaChange International, Inc. SeaChange Axiom is a trademark of SeaChange International, Inc.

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SeaChange Q1 FY ‘08 Earnings/5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 30, 2007	April 30, 2006
	unaudited	unaudited
Revenues	$38,844	$33,241
Cost of revenues	20,768	17,860

Gross profit	18,076	15,381

Operating expenses:

Research and development	10,299	10,207
Selling and marketing	5,766	5,217
General and administrative	4,352	4,624
Amortization of intangibles	797	1,410

	21,214	21,458

Loss from operations	(3,138)	(6,077)
Interest income, net	467	384

Loss before income taxes, equity income in earnings of affiliates and minority interest	(2,671)	(5,693)

Income tax provision (benefit)	1,274	(1,188)
Equity (loss) income in earnings of affiliates	77	150
Other income	218	—

Net loss	$(3,650)	$(4,355)

Basic loss per share	$(0.12)	$(0.15)

Diluted loss per share	$(0.12)	$(0.15)

Weighted average common shares outstanding-
Basic	29,389	28,468

Diluted	29,389	28,468

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SeaChange Q1 FY ‘08 Earnings/6

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2007 (1)	January 31, 2007
	unaudited
Assets
Current assets:
Cash and cash equivalents	$38,178	$31,179
Marketable securities	5,787	11,231
Accounts receivable, net	34,167	34,416
Inventories	21,111	19,350
Prepaid expenses and other current assets	4,522	3,399

Total current assets	103,765	99,575

Property and equipment, net	29,446	30,720
Marketable securities	13,920	12,885
Investments in affiliates	14,674	14,312
Intangibles, net	12,220	13,054
Goodwill	23,952	23,726
Other assets	4,791	5,024

	$202,768	$199,296

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$16,953	$15,887
Customer deposits	7,676	2,016
Deferred revenue	19,548	21,806
Income taxes payable	1,410	941
Deferred taxes liability – short term	453	366

Total current liabilities	46,040	41,016

Deferred tax liability – long-term	2,338	1,121

Common stock and other equity	186,154	185,269
Accumulated deficit	(33,792)	(29,685)
Accumulated other comprehensive income (loss)	2,028	1,575

Total stockholders’ equity	154,390	157,159

	$202,768	$199,296

(1) The consolidated balance sheet at April 30, 2007 reflects the impact of the adoption in the first quarter by the Company of FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes.” As a result of the implementation, the Company recognized a $456,000 increase to reserves for uncertain tax positions. This increase was accounted for as an adjustment to the beginning balance of retained earnings.

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SeaChange Q1 FY ‘08 Earnings/7

SeaChange International, Inc.

Reconciliation between Condensed Consolidated Statements of Operations and Earnings before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation

(Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three months ended
	April 30, 2007	April 30, 2006
Net loss	$(3,650)	$(4,355)

Interest (income), net	(467)	(384)

Income tax provision (benefit)	1,274	(1,188)

Depreciation and amortization	3,085	3,297
Stock compensation expense	751	848
Equity income in the earnings of affiliates	(77)	(150)

Adjusted EBITDA	$916	$(1,932)

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